LPATH LOGO





March 4, 2006


U.S. Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC   20549


RE:	Lpath, Inc.
Power of Attorney

Ladies and Gentlemen:

I hereby appoint Gary Atkinson, Vice President, Finance and Chief Financial Officer of Lpath, Inc. to act as Power of Attorney and to file on my behalf Forms 3, 4, and 5, reporting my transactions of Lpath, Inc. pursuant to Section 16(a) of the Securities Exchange Act of 1934.

This Power of Attorney will remain in effect until further notice in writing from me to this regard.

Sincerely,

/s/Charles A. Mathews

Charles A. Mathews
Director












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